Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statements (Nos. 333-238246, 333-231236, 333-217879, 333-205919, 333-181787, 333-166775, 333-157486, 333-47796, and 333-141029) on Form S-8 and (No. 333-236116) on Form S-3 of Avient Corporation of our report dated July 21, 2022 with respect to the combined carve-out financial statements of DSM Protective Materials, which report appears in the Form 8-K of Avient Corporation dated August 3, 2022.

/s/ KPMG Accountants N.V.

Amstelveen, the Netherlands

August 3, 2022